UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On September 18, 2015, Casey's General Stores, Inc. (the "Company") held its 2015 annual meeting of shareholders (the "Annual Meeting"). In addition to the election of three Class II directors, two other proposals were acted upon at the Annual Meeting, each of which is described briefly below and in detail in the Company's definitive proxy statement for the Annual Meeting (the "Proxy Statement"). The matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as follows:

1.    The following nominees for Class II directors were elected to serve three-year terms expiring in 2018 by a majority of the votes cast at the Annual Meeting:

		Authority	Broker
Nominee	For	Withheld	Non-Votes
William C. Kimball	24,650,256	9,392,080	2,865,191
Richard A. Wilkey	24,636,848	9,405,488	2,865,191
Terry W. Handley	32,602,583	1,439,752	2,865,191

2.    The appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending April 30, 2016 was ratified by a majority of the votes cast at the Annual Meeting:

			Broker
For	Against	Abstentions	Non-Votes
36,595,760	191,886	119,880	—

3.    In an advisory vote on the compensation of the Company's named executive officers, as described in the Proxy Statement, the compensation of the Company's named executive officers was approved by a majority of the votes cast at the Annual Meeting:

			Broker
For	Against	Abstentions	Non-Votes
33,474,023	377,627	190,685	2,865,191

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: September 22, 2015        By:    /s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit        Description

99.1            Transcript of prepared remarks delivered at Annual Meeting of shareholders of Casey's General Stores, Inc. on September 18, 2015.

99.2            Annual meeting slide show delivered at the Annual Meeting of shareholders of Casey's General Stores, Inc. on September 18, 2015.